Exhibit 99.2
FOR IMMEDIATE RELEASE
INDEPENDENCE COMMUNITY BANK ISSUES STATEMENT
     BROOKLYN, N.Y., November 22, 2005 — Independence Community Bank Corp. (“Independence”) (Nasdaq: ICBC), today issued the following statement regarding the revised investment agreement between Sovereign Bancorp, Inc. (“Sovereign”) (NYSE: SOV) and Banco Santander Central Hispano, S.A. (“Santander”), in a manner that addresses certain concerns that had been raised by the New York Stock Exchange.
     Alan Fishman, Independence President & CEO, stated, “We are pleased that the financing arrangement for Sovereign’s acquisition of Independence remains on track given the revised investment agreement between Sovereign and Santander. We look forward to moving ahead with Sovereign to bring together our two strong financial institutions to create a stronger competitor in the marketplace.”
     As previously announced, on October 24, 2005, Independence and Sovereign, parent company of Sovereign Bank, announced a definitive agreement under which Sovereign would acquire 100% of Independence for $42 per share in cash, representing an aggregate transaction value of $3.6 billion.
     Independence Community Bank Corp. (“Independence”) (Nasdaq: ICBC), is the holding company for Independence Community Bank. The Bank, originally chartered in 1850, currently operates 123 branches located in the greater New York City metropolitan area, which includes the five boroughs of New York City, Nassau and Suffolk Counties and New Jersey. At its banking offices located on Staten Island, the Bank conducts business as SI Bank & Trust, a division of Independence Community Bank. The Bank has three key business divisions, Commercial Real Estate Lending, Consumer Banking and Business Banking, and actively targets small and mid-size businesses. The Bank maintains its community orientation by offering its diverse communities a wide range of financial products and by emphasizing customer service, superior value and convenience. The Bank’s web address is http://www.myindependence.com.
Forward-Looking Statements
     The foregoing document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements relating to anticipated financial and operating results, Independence’s plans, objectives, expectations and intentions and other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” and other similar expression. Such statements are based upon the current beliefs and expectations of Independence’s management and involve a number of significant risks and uncertainties. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the results anticipated in these forward-looking statements. The following factors, among others, could cause or contribute to such material differences: (1) changes in general economic conditions; (2) the performance of financial markets and interest rates; (3) the inability to consummate the proposed transaction on the terms on which the parties have agreed, or at all, due to a number of factors, including, but not limited to, the failure to obtain the requisite governmental approvals on the proposed terms and schedule or the failure to obtain approval of the transaction from

Independence’s stockholders; (4) disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; (5) the effects of increased competition; (6) competitive factors which could affect net interest income and non-interest income; and (7) the levels of non-interest income and the amount of loan losses. Additional factors that could cause Independence’s results to differ materially from those described in the forward-looking statements can be found in Independence’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, which was filed with the U.S. Securities and Exchange Commission on March 11, 2005 and is available at the Securities and Exchange Commission’s web site (http://www.sec.gov).
Additional Information About this Transaction
     This communication is being made in respect of the proposed merger transaction involving Independence Community Bank Corp., Sovereign Bancorp, Inc. and Iceland Acquisition Corp. In connection with the proposed transaction, Independence will be filing a proxy statement and relevant documents concerning the transaction with the Securities and Exchange Commission (“SEC”). STOCKHOLDERS OF INDEPENDENCE ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders can obtain free copies of the proxy statement and other documents when they become available by contacting Investor Relations at www.myindependence.com or by mail at Independence Community Bank Corp. Investor Relations, 195 Montague St., Brooklyn, NY 11201, or by Telephone: 718-722-5400. In addition, documents filed with the SEC by Independence Community Bank Corp. are available free of charge at the SEC’s web site at www.sec.gov.
     Independence and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Independence in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the proposed transaction will be included in the proxy statement of Independence described above. Information regarding Independence’s directors and executive officers is also available in its proxy statement for its 2005 Annual Meeting of Stockholders, which was filed with the SEC on April 18, 2005. This document is available free of charge at the SEC’s web site at www.sec.gov and from Investor Relations at Independence Community Bank Corp. as described above.
# # #